Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1996, which appears on page 16 of the 1995 Annual Report to Stockholders of DST Systems, Inc., which is incorporated by reference in DST Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


  /s/ Price Waterhouse LLP

  Kansas City, Missouri
  May 21, 1996